Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
RXi Pharmaceuticals Corporation
Worcester, Massachusetts
We hereby consent to the use in each Prospectus constituting a part of this Registration Statement of our report dated October 29, 2007, relating to the financial statements of the predecessor carve-out entity to RXi Pharmaceuticals Corporation and the financial statements of RXi Pharmaceuticals Corporation which are contained in each Prospectus.
We also consent to the reference to us under the caption “Experts” in each Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
February 13, 2008